Exhibit 24(b)(8.162)

Third Amendment to the Selling and Services Agreement and Fund Participation Agreement

            This Third Amendment dated as of the 1st day of January 1, 2017, by and among Voya Retirement Insurance and Annuity Company, formerly ING Life Insurance and Annuity Company (“Voya Retirement”), Voya Institutional Plan Services, LLC, formerly ING Institutional Plan Services, LLP (“Voya Institutional”), Voya Financial Partners, LLC, formerly ING Financial Advisers, LLC (“Voya Financial”)(collectively “Voya,” formerly “ING”), Victory Capital Advisers, Inc. (the “Distributor”), and Victory Portfolios (“VP”), on behalf of each of its respective series (each a “VP Fund,” and collectively the “VP Funds”) individually and not jointly, is made to the Selling and Services Agreement and Fund Participation Agreement dated as of August 10, 2005, as amended (the “Agreement”).  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, following the reorganization of each applicable series portfolio of the Munder Series Trust into a corresponding series of VP Funds, as applicable, the Agreement, together with each such amendment, was assigned to VP by agreement dated September 3, 2014;

            WHEREAS, Voya and the VP Funds are now parties to the Agreement; and

            WHEREAS, the parties desire to add Class I shares to the list of classes of VP Fund shares covered by the Agreement;

            WHEREAS, Class I shares do not pay Rule 12b-1 fees or finders fees to intermediaries; and

            WHEREAS, the parties desire to include the Distributor as a party to the Agreement;

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.         The Distributor is hereby added as a party to the Agreement for the purposes of effecting all fee payments in accordance with the terms of the Agreement.

2.         Section 5 of the Agreement entitled “12b-1 Fees” is hereby amended as follows:

                  “5. 12b-1 Fees.

         To compensate Voya Financial for its distribution of Fund Shares or administrative services related to Fund Shares, Distributor shall make quarterly payments to Voya Financial, as specified in Schedule A (attached), based on the average net assets invested in the Funds through the Contracts or through Voya Retirement’s or Voya Institutional’s arrangements with Plans in each calendar quarter.  Distributor will make such payments to Voya Financial within thirty (30) days after the end of each calendar quarter.  Each payment will be accompanied by a statement showing the calculation of the fee payable to Voya Financial for the quarter and such other supporting data as may be reasonably requested by Voya Financial. If required by a Plan or by applicable law, Voya Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to Voya Financial.”

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3.         The following replaces Section 15(b) of the Agreement:

“To the Funds:

Victory Funds

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Attn: Fund Administration”

4.         Section 15 of the Agreement is hereby amended to include subsection (j) as follows:

“(j)  Money Market Funds. With respect solely to any money market fund offered and made available by the Fund under this Agreement, the parties hereto desire to limit the scope of the Agreement to government money market funds only.  The Fund shall give Voya 6 months advance written notice if any government money market fund covered under this Agreement going forward agrees to voluntarily comply with the imposition of liquidity fees on redemptions or the temporary suspension of redemptions known as a redemption gate under Rule 2a-7 under the Investment Company Act of 1940, as adopted by the Securities and Exchange Commission on July 23, 2014, (as further amended from time-to-time).”

5.         Schedule B is deleted in its entirety and replaced by the new Schedule B attached hereto.

6.         Schedule C is deleted in its entirety and replaced by the new Schedule C attached hereto.

7.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Amendment.

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY	VICTORY CAPITAL ADVISERS, INC.

By: /s/Elizabeth Schroeder	By: /s/Peter Schaich

Name: Elizabeth Schroeder	Name: Peter Schaich

Title: Vice President	Title: President

VOYA INSTITUTIONAL PLAN SERVICES, LLC	VICTORY PORTFOLIOS, for and on behalf of each of the Funds listed on Schedule B to the Agreement, individually, and not jointly

By: /s/Elizabeth Schroeder	By: /s/Chris Dyer

Name: Elizabeth Schroeder	Name: Chris Dyer

Title: Vice President	Title: President

VOYA FINANCIAL PARTNERS, LLC

By: /s/Elizabeth Schroeder

Name: Elizabeth Schroeder

Title: Vice President

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SCHEDULE B

List of Available Funds and Share Classes

Fund Name	Share Class	Cusip #	Symbol
Victory Integrity Discovery Fund	A	92647K606	MMEAX
Victory Integrity Discovery Fund	R	92647K804	MMERX
Victory Integrity Discovery Fund	Y	92647K887	MMEYX
Victory Integrity Mid-Cap Value Fund	A	92646A229	MAIMX
Victory Integrity Mid-Cap Value Fund	R6	92647K598	MRIMX
Victory Integrity Mid-Cap Value Fund	Y	92646A211	MYIMX
Victory Integrity Small/Mid-Cap Value Fund	A	92646A195	MAISX
Victory Integrity Small/Mid-Cap Value Fund	R6	92647K739	MIRSX
Victory Integrity Small/Mid-Cap Value Fund	Y	92646A187	MYISX
Victory Integrity Small-Cap Value Fund	A	92647K820	VSCVX
Victory Integrity Small-Cap Value Fund	R	92647K796	MRVSX
Victory Integrity Small-Cap Value Fund	R6	92647K788	MVSSX
Victory Integrity Small-Cap Value Fund	Y	92647K770	VSVIX
Victory Munder Multi-Cap Fund	A	92646A294	MNNAX
Victory Munder Multi-Cap Fund	R	92646A278	MNNRX
Victory Munder Multi-Cap Fund	Y	92646A260	MNNYX
Victory S&P 500 Index Fund	A	92646A252	MUXAX
Victory S&P 500 Index Fund	R	92646A245	MUXRX
Victory S&P 500 Index Fund	Y	92646A237	MUXYX
Victory Munder Mid-Cap Core Growth Fund	A	92647K879	MGOAX
Victory Munder Mid-Cap Core Growth Fund	R	92647K853	MMSRX
Victory Munder Mid-Cap Core Growth Fund	R6	92647K846	MGOSX
Victory Munder Mid-Cap Core Growth Fund	Y	92647K838	MGOYX
Victory Munder Small Cap Growth Fund	A	92647K762	MASGX
Victory Munder Small Cap Growth Fund	I	92647K754	MIGSX
Victory Munder Small Cap Growth Fund	Y	92647K747	MYSGX
Victory INCORE Total Return Bond Fund	A	92646A351	MUCAX
Victory INCORE Total Return Bond Fund	R6	92646A138	MUCRX
Victory INCORE Total Return Bond Fund	Y	92646A336	MUCYX
Victory Trivalent Emerging Markets Small-Cap Fund	A	92646A328	MAEMX
Victory Trivalent Emerging Markets Small-Cap Fund	Y	92646A310	MYEMX
Victory Trivalent International Fund-Core Equity	A	92646A179	MAICX
Victory Trivalent International Fund-Core Equity	I	92646A153	MICIX
Victory Trivalent International Fund-Core Equity	R6	92646A120	MAIRX
Victory Trivalent International Fund-Core Equity	Y	92646A146	MICYX
Victory Trivalent International Small-Cap Fund	A	92647K101	MISAX
Victory Trivalent International Small-Cap Fund	I	92647K309	MISIX
Victory Trivalent International Small-Cap Fund	R6	92647K408	MSSIX
Victory Trivalent International Small-Cap Fund	Y	92647K507	MYSIX

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SCHEDULE C

Fee Schedule

As compensation for the services Voya renders under the Agreement, the Distributor will pay or cause to be paid to Voya a fee on a quarterly basis of x.xx% of the average daily net assets invested in Class A, Class R or Class Y shares of the Funds listed on Schedule B and held in the Accounts, and x.xx% of the average daily net assets invested in Class I shares of the Funds listed on Schedule B and held in the Accounts.  However, there shall be no annual fee payable for Account assets invested in the Victory S&P 500 Index Fund or Account assets invested in Class R6 shares of any Fund.

Provided that the party responsible for the sale of Class A shares or Class R shares of the Funds within the Accounts, including without limitation Voya Financial or an affiliate of Voya Financial (each, a “Seller”), has entered into a Selling Agreement with the Distributor or its successor, the Distributor will pay or cause to be paid to such Seller all 12b-1 fees paid with respect to such Class A shares or Class R shares, as applicable, in accordance with the payout schedule.  Subject to change without notice, as of the date of this Schedule C, the 12b-1 fees are as follows:

Fund	Share Class	Service Fee	12b-1 Fee	Total Fee
All Victory Funds (except Victory S&P 500 Index Fund)	A	x.xx% (xx bps)	x.xx% (xx bps)	x.xx% (xx bps)
Victory S&P 500 Index Fund	A	x.xx% (x bps)	x.xx% (xx bps)	x.xx% (xx bps)
All Victory Funds	I	x.xx% (xx bps)	x.xx% (x bps)	x.xx% (xx bps)
All Victory Funds except Victory S&P 500 Index Fund	R	x.xx% (xx bps)	x.xx% (xx bps)	x.xx% (xx bps)
Victory S&P 500 Index Fund	R	x.xx% (x bps)	x.xx% (xx bps)	x.xx% (xx bps)
All Victory Funds	R6	x.xx% (x bps)	x.xx% (x bps)	x.xx% (x bps)
All Victory Funds	Y	x.xx% (xx bps)	x.xx% (x bps)	x.xx% (xx bps)

No 12b-1 fees are payable with respect to Class I, Class R6 or Class Y shares of any Fund.

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